Exhibit 10.5

FORM OF TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT is made as of [●], 2020, by and between [Spieth Newco, Inc.]1, a Delaware corporation (the “Company”), and Superior Energy Services, Inc., a Delaware corporation (the “Provider”). The Company and the Provider are referred to herein as the “Parties” and each, individually, as a “Party.”

RECITALS:

WHEREAS, the Company and the Provider are parties to that certain Agreement and Plan of Merger, dated as of December 18, 2019 (the “Merger Agreement”), by and among the Provider, New NAM, Inc., a Delaware corporation (“NAM”), Forbes Energy Services Ltd., a Delaware corporation (“Fowler”), the Company, Spieth Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“NAM Merger Sub”) and Fowler Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Fowler Merger Sub”), pursuant to which NAM Merger Sub will merge with and into NAM, with NAM surviving such merger as a direct, wholly owned subsidiary of the Company and Fowler Merger Sub will merge with and into Fowler, with Fowler surviving such merger as a direct, wholly owned subsidiary of the Company (collectively, the “Mergers”);

WHEREAS, pursuant to the consummation of the transactions contemplated by the Merger Agreement, the Company has requested, and the Provider is willing to provide, or cause one or more members of the Provider Group (as defined below) to provide, certain services to the Company described herein (collectively, the “Services”) during a transitional period in accordance with the terms and conditions of this Agreement (as defined below); and

WHEREAS, the Company and Provider believe it’s in the best interests of the Company and its stockholders for the Company to leverage off the Provider’s established administrative functions that will be made available to the Company pursuant to this Agreement in order to minimize the Company’s general and administrative expense.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

Capitalized terms that are defined in the Merger Agreement and not otherwise defined herein have the meanings given to them in the Merger Agreement, and grammatical variations thereof have corresponding meanings. In addition, the following terms shall have the following meanings for purposes of this Agreement:

“Agreement” means this Transition Services Agreement, together with all of the Schedules attached hereto, as any of them may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Company Group” means the Company, its subsidiaries and its and their contractors (other than Provider Group), subcontractors, and the directors, officers, agents and employees of each.

[1]	NTD: To conform to new Holdco name.

“Provider Group” means the Provider, its subsidiaries and its and their contractors, subcontractors, and the directors, officers, agents and employees of each.

1.2 Interpretation

Except to the extent that the context otherwise requires: (i) when a reference is made to an article, section or schedule, such reference is to an Article or Section of or a Schedule to, this Agreement unless otherwise indicated; (ii) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; and (iii) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.3 Schedules

The following Schedules are attached to and form part of this Agreement:

Schedule A	-	Schedule of Services
Schedule B	-	Operational Representatives

ARTICLE 2

SERVICES

2.1 Services

During the term of this Agreement, the Provider shall provide, or cause to be provided, to the Company the Services set forth on Schedule A for the respective periods and rates on the terms and conditions specified in this Agreement. Notwithstanding anything to the contrary herein, the Provider shall not be required to expand or modify any facilities, incur any capital expenditures, acquire any additional equipment or software (except to the extent reasonably necessary to secure any additional licenses), or retain any specific personnel or third party service providers in connection with its obligation to provide the Services. The Provider shall (i) have the right to outsource all or portions of some Services to qualified third parties on the same basis as historically done provided that such third parties shall adhere to the terms and conditions of this Agreement and Provider shall, subject in all cases to Section 5.2, be responsible for any failure by such third parties to adhere to the terms and conditions of this Agreement; and (ii) in all cases retain responsibility for the provision to the Company of Services to be performed by any third party service provider or subcontractor or by any member of the Provider Group. The Company agrees that it shall use commercially reasonable efforts to timely provide to the Provider reasonable access to such personnel, facilities, assets and information, books and records of the Company, and provide timely decisions, approvals and acceptances, in each case as may be reasonably necessary to enable the Provider to perform the Services in a timely and efficient manner. If any of the Services are described on Schedule A in a general or summary manner, the Services will include not only services specifically described, but also those that are inherent, necessary or a customary part of those services.

2.2 Omitted Services

After the Effective Date and during the Term, and subject to the terms of this Agreement, if Company identifies any service not identified on Schedule A that was historically provided by Provider (such service, an “Omitted Service”), the Parties shall cooperate and discuss in good faith the specific terms and conditions applicable to such Omitted Service (including fees, expenses and other terms applicable to the provision of such Omitted Service), which terms and conditions shall be commensurate in all respects with the Services set forth on Schedule A. The provision of such Omitted Services shall in all respects be subject to the terms of this Agreement, shall be added to Schedule A, shall constitute an amendment to this Agreement and shall thereafter be considered a Service.

2.3 Additional Services

In the event Company requests that Provider provide additional services that are not Omitted Services and are reasonably necessary to operate Company’s business (“Additional Services”), Provider shall consider such request in good faith. The Parties shall negotiate in good faith to agree on the terms upon which Provider would provide such Additional Services and the amounts payable by Company for such Additional Services. In the event that the Provider agrees to provide any such Additional Service, the Additional Service shall be added to Schedule A, shall constitute an amendment to this Agreement and shall thereafter be considered a Service.

ARTICLE 3

TERM AND TERMINATION

3.1 Term

The term of this Agreement shall commence on the date hereof and, subject to the provisions of Section 3.1(B) and Section 7.9, shall terminate upon the earlier to occur of: (i) the second anniversary of the date of this Agreement (the “End Date”), (ii) the mutual written agreement of the Provider and the Company to terminate (A) this Agreement in its entirety or (B) a specific Service or portion of a specific Service being provided to the Company or (iii) immediately upon notice by the Company or the Provider if the other Party is in breach of this Agreement, which breach is uncured for 30 days (the “Term”); provided, however, that the Parties shall use commercially reasonable efforts to cause the transition of each of the Services to the Company to occur as soon as reasonably practicable under the circumstances, and that, if the Company assumes performance of any Service prior to the end of the term hereof (such assumption to be determined in the Company’s reasonable discretion), this Agreement shall terminate with respect to such Service upon assumption by the Company. Notwithstanding the foregoing, if Company reasonably believes it will not transition a Service by the End Date, Company may request an extension to complete such Service for a period not to exceed six months (such term, the “Extended Term”). Company will submit all requests for Extended Terms as soon as reasonably practicable but in no event less than 30 days prior to the End Date.

3.2 Non-Exclusive Rights

The expiration or termination of this Agreement (or the termination of all or any portion of the Services pursuant to Section 3.1(B)) shall not affect the respective rights and obligations of the Parties that accrued prior to such expiration or termination, including any right to payment or indemnification hereunder. The termination rights set forth in this Article 3 shall be in addition, and without prejudice, to all other rights and remedies to which the terminating Party may be entitled, including any right to specific performance or injunctive relief.

3.3 Survival

The terms of Article 4 (until all then-existing payment obligations relating to the terminated Services are satisfied) through Article 7 inclusive shall survive expiration or termination of this Agreement to the extent necessary to enforce or complete the duties, obligations or responsibilities of the Parties arising prior to expiration or termination.

ARTICLE 4

FEES; PAYMENT

4.1 Fees

Subject to the following, the Services shall be provided to the Company at the cost described in Schedule A applicable to each Service from the date hereof, which cost shall be Provider’s actual cost inclusive of overhead and employee costs reasonably allocable to the provision of the Services. Such costs shall be specified on Schedule A, which will be updated prior to the Closing to reflect the terms set forth herein. In the event that the Provider or any other member of the Provider Group incurs any third party out-of-pocket costs and/or expenses in providing any of the Services in excess of the costs described in Schedule A applicable to such Service, such Service must be approved by the Company in writing if such out-of-pocket costs or expenses exceed $5,000, such approval not to be unreasonably withheld. Following approval and the incurrence of such costs and expenses, the Company shall reimburse the Provider, as provided in Section 4.2.

4.2 Payment

The Provider shall submit to the Company monthly invoices specifying in reasonable detail the Services provided hereunder during the immediately preceding calendar month and the payments due in connection therewith. Except for amounts being disputed by the Company in good faith, the Company shall remit payment within thirty (30) days of its receipt of such invoice.

ARTICLE 5

STANDARD OF CARE AND LIMITATION OF LIABILITY; INDEMNIFICATION

5.1 Standard

The Provider represents, warrants and agrees that the Services shall be provided in good faith and in a professional and workmanlike manner, in accordance with Applicable Law and in a manner consistent with the historical provision of the Services, with the same standard of care as historically provided (e.g., in nature, quality, degree of care, skill, diligence and timeliness) (the “Service Standard”). If Company provides written notice (the “Notice”) to Provider that, in the Company’s good faith determination, Provider has not achieved the Service Standard for a Service, Provider shall, at its sole cost and expense and without prejudice to Company’s other rights and remedies, promptly take corrective action to remediate such Service Standard shortfall until such time as the Service Standard is satisfied. The Notice shall be delivered within 30 calendar days (the “Notice Period”) of the Company determining that Provider failed to achieve the Service Standard in providing such Service and shall include reasonable detail of the facts giving rise to such determination. If the Company does not deliver the Notice within the Notice Period, Provider shall not be required to take corrective action to remediate such Service Standard shortfall and Provider shall have waived such claim with respect to such Service Standard shortfall. The Provider agrees to assign sufficient resources and qualified personnel (which may be third parties as provided herein) as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence. EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL SERVICES ARE RENDERED AND PROVIDED TO THE COMPANY AS IS, WHERE IS, WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PROVIDER MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A

PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES RENDERED FOR THE COMPANY OR THE RESULTS OF THE SERVICES. FURTHERMORE, THE COMPANY MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING (I) THE REPRESENTATIONS AND WARRANTIES MADE BY THE PROVIDER TO ANY PARTY IN THE MERGER AGREEMENT, UNLESS SUCH REPRESENTATION OR WARRANTY IS EXPRESSLY PROVIDED HEREIN, OR (II) THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, MADE TO PROVIDER BY ANY PARTY (INCLUDING, AN AFFILIATE OF THE PROVIDER) PERFORMING SERVICES ON BEHALF OF THE PROVIDER HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO THE COMPANY.

5.2 Limitation of Liability

EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR INTENTIONAL BREACH, IN NO EVENT SHALL EITHER PARTY NOR ITS RESPECTIVE AFFILIATES, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE TO THE OTHER PARTY FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING REASONABLY FORESEEABLE LOST PROFITS AND FUTURE EARNINGS) AS A RESULT OF ANY BREACH, PERFORMANCE OR NON-PERFORMANCE BY SUCH PARTY UNDER THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY’S MAXIMUM AGGREGATE LIABILITY WITH RESPECT TO CLAIMS, CAUSES OF ACTION, EXPENSES, LIABILITIES, COSTS, AWARDS, JUDGMENTS, AND DAMAGES ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PREVIOUSLY PAID FOR SERVICES HEREUNDER BY THE COMPANY, IN THE AGGREGATE, DURING THE TERM HEREUNDER.

5.3 Compliance with Laws

Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, the Provider’s obligation to provide the Services shall be conditioned upon and subject to any contractual obligations, prohibitions or restrictions and any restrictions regarding such Services under changes to Applicable Law, and this Agreement shall not obligate the Provider to violate, modify or eliminate any such obligation, prohibition or restriction or Applicable Law; provided, however, that the Provider agrees to (i) promptly notify the Company in writing of any impairment on its ability to provide any Services by reason of the limitations described in this Section 5.3 and (ii) use its commercially reasonable efforts to make alternative arrangements for the provision of applicable Services to the extent the Provider or other members of the Provider Group are restricted from providing such Services in accordance with the foregoing. In the event the Provider seeks a consent, waiver or approval with respect to any contractual obligations, prohibitions or restrictions in the performance of the Services, any cost and expense associated with obtaining such consent, waiver or approval shall be borne by the Company.

5.4 Indemnification

Provider shall indemnify, defend and hold harmless Company and its Affiliates and each of their respective representatives (collectively, the “Company Indemnified Parties”) from and against any third-party claims against any Company Indemnified Party relating to, arising out of, or resulting from the gross negligence or willful misconduct of Provider or its Affiliates, or any third party that provides a Service to Company pursuant to Section 2.1, in connection with the provision of, or failure to provide, any Services to Company. In connection with any breach of this Agreement by Provider as described in the preceding sentence, Provider will pay Company an amount equal to the fee paid by the Company for applicable Service.

Company shall indemnify, defend and hold harmless Provider and its Affiliates and each of their respective representatives (collectively, the “Provider Indemnified Parties”) from and against any and all third-party claims against any Provider Indemnified Party relating to, arising out of, or resulting from the gross negligence or willful misconduct of Company or its Affiliates in connection with Company’s performance of its obligations under this Agreement.

ARTICLE 6

INDEPENDENT CONTRACTOR

Each Party acknowledges and agrees that this Agreement does not create a fiduciary relationship, employer/employee relationship, partnership, joint venture or other relationship of trust or agency between the Parties and that all Services are provided by the Provider or any other members of the Provider Group as an independent contractor. As between the Parties, the Provider shall have discretion and authority with respect to designating, employing, assigning, compensating and discharging personnel and third party service providers in connection with performance of the Services; provided, however, that in the event such service is inconsistent with the Provider’s past practices or such third party service provider is not already engaged with respect to such Service as of the date hereof, the Provider shall obtain the prior written consent of the Company to hire such third party service provider, such consent not to be unreasonably delayed; provided further, that (i) the Company shall not be responsible for the obligations or actions of the Provider Group, (ii) any third party service provider engaged by the Provider to perform Servicers hereunder shall adhere to the standard of the Provider set forth in Section 5.1, subject in all cases to the limitations on liability set forth in Section 5.2, and (iii) the Provider shall not perform, assume or create any obligation or responsibility on behalf of or in the name of the Company.

ARTICLE 7

GENERAL PROVISIONS

7.1 Confidentiality

Each Party will hold, and will cause each member of the Company Group or of the Provider Group, as applicable, to hold, in strict confidence from any person (other than any member of such Company Group or such Provider Group, as applicable), unless compelled to disclose by judicial or administrative process or by other requirements of any Applicable Law, all confidential or competitively sensitive information received in connection with the provision of the Services, except to the extent that such information can be shown to have been (i) in the public domain (either prior to or after the furnishing of such information) through no fault of any member of the Company Group or the Provider Group, as applicable, in breach of this Section 7.1, or (ii) later acquired by any member of the Company Group or the Provider Group, as applicable, from another source if such member of the Company Group or the Provider Group, as applicable, is unaware that such source is under an obligation to the other Party to keep such information confidential. This duty shall continue throughout the term of this Agreement, and any renewals or extensions thereof, and after termination thereof for a period of one year; provided that this duty shall remain in perpetuity for any trade secrets disclosed pursuant to this Agreement.

7.2 Access.

During the Term, the Company shall, and shall cause each of its subsidiaries to, afford Provider with reasonable access, at reasonable times upon reasonable notice, the properties, offices and other facilities of the Company and its subsidiaries as it has historically provided. With respect to any leased premises, the Company shall, and shall cause each of its subsidiaries, to timely reimburse the Provider or its subsidiary for the total leasehold cost attributable to the pro rata portion of the leased facility that it occupies. The Provider shall conduct any activities at such properties, offices and other facilities in such a manner as not to interfere unreasonably with the business or operations of the Company and its subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and its subsidiaries of their normal duties.

7.3 System Security.

If Provider is given access to the information technology systems of the Company and/or the Company Group (collectively, “Company Systems”) in connection with the provision of a Service, Provider shall comply with all applicable security policies, procedures and requirements (collectively, “Security Regulations”) of the Company or Company Group, as applicable, and shall not tamper with, compromise or circumvent any security or audit measures employed by the Company or Company Group, as applicable. The Provider Group shall access and use only those Company Systems that it has been granted the right to access and use.

If the Company Group is given access to the information technology systems of the Provider and/or Provider Group (collectively, “Provider Systems”) in connection with the receipt of any Service, the Company Group shall comply with all applicable Security Regulations of the Provider or Provider Group, as applicable, and shall not tamper with, compromise or circumvent any security or audit measures employed by the Provider or Provider Group, as applicable. The Company Group shall access and use only those Provider Systems that it has been granted the right to access and use.

Each Party shall use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Company Systems or the Provider Systems, as applicable, gain such access, and each Party shall use commercially reasonable efforts to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel of the restrictions set forth in this Agreement and of the Security Regulations.

7.4 Amendment

This Agreement may be amended only by an instrument in writing signed by authorized representatives of both of the Parties.

7.5 Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.

7.6 Consent to Jurisdiction and Venue

EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF THE DELAWARE COURT OF CHANCERY OR ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, (II) AGREES THAT

IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (III) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN IN ANY COURT OTHER THAN THE DELAWARE COURT OF CHANCERY OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE.

7.7 Assignment

Neither Party shall assign this Agreement or any part hereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may, without the prior written consent of the Provider, assign all or any portion of its right to receive Services to any other members of the Company Group, provided that such members of the Company Group shall receive such Services from Provider in the same manner as described in Schedule A as the Company would have received such Service. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

7.8 Headings

The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.9 Force Majeure

Any obligation under this Agreement shall be suspended to the extent and for the period that performance is prevented (except with regard to the payment of money), and during such suspension shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of a Party (“Force Majeure”), including, but not limited to, the following: acts of God, fire, storm, flood, hurricane, earthquake, power failure, governmental regulation or direction, acts of a public enemy, war, rebellion, insurrection, riot, terrorism, invasion, employee departure, strike or lockout; provided that the Party relying on the provisions of this Section 7.9 shall give the other Party notice of such suspension as soon as reasonably practicable; provided further, that subject to using commercially reasonable efforts to resume full performance without avoidable delay (e.g., through the use of alternate sources or workaround plans), the Party so failing or delaying as a result of Force Majeure shall be entitled to a reasonable extension of time for the performance of such obligations and the applicable period for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

7.10 Notices

Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission, e-mail (with acknowledgment of receipt), courier service (with proof of service) or hand delivery, addressed as follows:

If to the Provider, to:

Spieth

Attn: [●]

[●]

[●]

E-mail: [●]

If to the Company, to:

[New Spieth, Inc.]2

Attn: [●]

[●]

[●]

E-mail: [●]

Each of the above Persons may change their address or email by notice to the other Persons in the manner set forth above.

7.11 Severability; Waiver

If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement. No waiver by either Party of any of the provisions of this Agreement shall be effective unless expressly set forth in a written instrument executed by the Party so waiving. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

7.12 Counterparts

This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the Parties. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission, including by a .pdf, .tif, .gif, .jpeg or similar electronic attachment, shall be deemed an original signed copy of this Agreement.

7.13 Entire Agreement

Except for the Merger Agreement and the agreements contemplated by the Merger Agreement, this Agreement (including the exhibits attached hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties or with respect to the subject matter hereof.

[Signature Page Follows]

[2]	NTD: To conform to new Holdco name.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

THE PROVIDER:

SUPERIOR ENERGY SERVICES, INC.

By:
Name:
Title:

THE COMPANY:

SPIETH NEWCO, INC.

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

SCHEDULE A

SCHEDULE OF SERVICES

[See attached]

[SCHEDULE OF SERVICES]

•	Outlined Services were developed based on input and collaboration between the Provider and the Company.

•	Monthly service charges shall be pro-rated for any partial month(s) of Service.

1.	Finance and Accounting Support

Function	Service Description	Provider	Monthly Service Charge[3]
Finance and Accounting
General Accounting and Planning

The Provider will provide finance and accounting services, which include:

•  Creating, collecting and processing transactions and other accounting data, such as performing account reconciliations, preparing and recording journal entries, and closing the accounting periods on the Provider’s accounting system;

•  Providing transaction detail and a translation of all transaction coding to support recording of transactions in the Company’s accounting system;

•  Providing capital expenditure analysis, fixed asset accounting and depreciation calculation;

•  Providing lease accounting calculations and support in compliance with ASC842;

•  Supporting annual/quarterly plans and rolling forecasts based on monthly operations; and

•  Support the Company’s regulatory and compliance reporting consistent with historical operating procedures.

		Provider to Company Provider Contact [●] Company Contact [●]	$[●] per month

Customer Billing and Accounts Receivable

The Provider will provide billing and collection services, which include:

•  Supporting transfer of knowledge and business relationships

•  Supporting customer credit reviews and analysis of customer credit worthiness; and

•  Supporting processing of billing, collections and deductions resolution and all other activities normally associated with the accounts receivable functions.

		Provider to Company Provider Contact [●] Company Contact [●]	$[●]

[3]	Note to Draft: Amounts will be determined based on estimated historical cost of providing the relevant services.

Function	Service Description	Provider	Monthly Service Charge[3]
Vendor Invoices and Accounts Payable

The Provider will provide invoice processing and account payable services, which include:

•  Supporting accounts payable vendor setup and other manager duties;

•  Supporting accounts payable check processing;

•  Supporting validation of new vendors and master data control over new vendors; and

•  Supporting processing of purchase orders and invoices for payment and other activities normally associated with the accounts payable functions, consistent with practices of the NAM Business, prior to the Closing.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

Audit

The Provider will provide audit support, which includes:

•  Supporting stub period audit for the period beginning on January 1, 2019 through the Closing Date;

•  Providing work papers and support for transactions, journal entries and reconciliations; and

•  Providing support and data to answer auditor questions with respect to accounts payable, billing, accounts receivable, depreciation/amortization, etc.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

Payroll

The Provider will provide payroll accounting services, which include:

•  Time capture for payroll calculation

•  Payroll processing on a bi-weekly basis, transfer of payroll-related files/data to payroll processing vendor; and

•  Payroll journal entries and related reconciliations.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

Function	Service Description	Provider	Monthly Service Charge[3]
Tax

Tax Support

The Provider will provide tax accounting and tax compliance matters, which include:

•  Providing ad hoc analysis and historical tax data;

•  Assisting with the preparation and filing of all federal and state tax returns for the Company, including, but not limited to, providing historical tax information and schedules as reasonably requested by the Company;

•  Assisting with preparing, reviewing, and submitting sales and use tax filings based on assessment of supplier invoices and sales tax matrix; and

•  Assisting with asset valuations, remediation preparation, protests and filings for property taxes.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

Treasury Services and Cash Management

Treasury Services / Cash Management / Bank Administration

The Provider will provide treasury and cash management support, which include:

•  Providing general bank administration support;

•  Providing support for integrations and host-to-host payment solutions management;

•  Supporting bank and daily transaction and p-card program; and

•  Providing cash management services on behalf of the Company during the transition period, including the management of intercompany transactions.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

2.	Employee Benefits and Human Resources

Function	Service Description	Provider	Monthly Service Charge
Human Resources

Employee Data and Support

The Provider will provide employee data and benefits services, which include:

•  Providing access to historical employee data to assist in the setup of systems, payroll and benefits plans for the Company’s employees;

•  Administering and providing employee benefit information reasonably needed by the Company to administer its benefit plans and comply with its obligations (e.g., medical enrollment including current year elections and dependent information, vested pension benefits if requested for retention purposes, YTD deductible, and out of pocket information per employee);

•  Completing 2019 review process and providing performance/talent management records for [2016] and up through date of transfer, as available;

•  Administering and providing data on Family and Medical Leave Act, current leave files, current and outstanding employee issues, performance results, payroll/salary records, training records, vacation records, tuition reimbursement records, incentive grants;

•  Providing historical compensation information;

•  Providing information needed to draft offer letters, implement payroll system and assess work visas/authorization;

•  Administering and providing copies of demands and notices received by the Provider with respect to employees transferred from the Provider Group to the Company;

•  Administering and providing electronic personnel and benefit files;

•  Providing employee intranet access for all policies/procedures;

•  Providing affirmative action plans and related reporting and historical data; and

•  Providing employment verification services and historical records.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

Payroll Processing

The Provider will provide payroll processing services, which include:

•  Assisting with payroll processing consistent with practices of the NAM Business prior to the Closing;

•  Assisting with administration of paycard programs; and

•  Assisting with annual and quarterly payroll tax filings and other reporting requirements as necessary, including 2019 Form W-2 and Affordable Care Act filings.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

3.	Information Technology

Function	Service Description	Provider	Monthly Service Charge

Information Technology

Information Technology

The Provider will provide information technology, information management and infrastructure support services, which include:

•  Providing and operating infrastructure (e.g., servers, networks, etc.), technical maintenance and support for use of computers, printers, phones, internet service, hardware and software by the Company’s employees;

•  Adjusting infrastructure and access rights for the Company’s employees to support Company operations;

•  Providing application access and support for ERP, master data, field ticketing, EDI, collection workflow, asset accounting, lease accounting, sales/use tax rates, time tracking, employee data, asset maintenance, master data control, workflow, collaboration, operational reporting, financial planning and analysis, and HSE incident reporting consistent with historical operating procedures;

•  Assisting the Company obtaining voice and data service contracts necessary for the Company’s operations following the Closing Date;

•  Conveying to the Company computers, printers, hardware and other devices owned by NAM;

•  Help desk services;

•  [Information technology security services (e.g., security incident response, network security, etc.);

•  Phone and email forwarding services;

•  Remote access services (as needed); and

•  Domain redirect services (as needed).

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

4.	Legal Services and Related Support

Function	Service Description	Provider	Monthly Service Charge

Legal Services and Related Support

General Legal Support

The Provider will provide certain legal services, which include:

•  Contracting and legal administrative support;

•  Corporate governance support;

•  Litigation and resolution of claims support; and

•  Ethics & Compliance and Regulatory matters support.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

Health, Safety and Environmental

Health and Safety Requirements

The Provider will provide health, safety and environmental and regulatory compliance services, which include:

•  Advising and assisting the Company in obtaining environmental permits and license registrations;

•  Assisting the Company with Occupational Safety and Health Administration, Environmental Protection Agency and Department of Transportation regulatory compliance;

•  Providing audit information required by customers;

•  Assisting with property management and real estate administration; and

•  Assisting the Company with extraction and migration of data from the Provider’s existing HSE systems to the Company’s systems.

		Provider to Company Provider Contact [●] Company Contact [●]	[●]

5.	Investor Relations and Internal Audit

Function	Service Description	Provider	Monthly Service Charge

Investors Relations

General Investors Relations Support Services

The Provider will provide investors relations services, which include:

•  Public relations support, including preparation of press releases, earnings releases and presentations, marketing materials and other similar items;

•  Website content support as needed, including updating to reflect current earnings materials, etc.; and

•  Investor outreach/response management, including coordination of quarterly earnings calls, proxy/shareholder meetings, individual investor calls, and conference scheduling and attendance.

		Provider to Company Provider Contact [ 🌑 ] Company Contact [ 🌑 ]	[ 🌑 ]

Internal Audit

Internal Audit Support Services

The Provider will provide the following support:

•  General internal audit support services, including, without limitation: attendance of and participation in audit committee meetings, develop, coordinate and conduct audit planning and testing, coordination with external auditors, and coordination with internal constituencies.

		Provider to Company Provider Contact [ 🌑 ] Company Contact [ 🌑 ]	[ 🌑 ]

SCHEDULE B

OPERATIONAL REPRESENTATIVES

The Provider’s Operational Representative:

Name: [●]

Telephone: [●]

Email:[●]

The Company’s Operational Representative:

Name: [●]

Telephone: [●]

Email:[●]

B-1